Calculation of Filing Fee Tables
S-4
BEACON TOPCO, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	1	Equity	Common Stock, $0.0001 par value per share	Other	40,848,893		$ 22,977,502.32		$ 3,171.19
Fees Previously Paid	2	Equity	Common Stock, $0.0001 par value per share	Other	4,482		$ 1,764.54		$ 0.24
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 22,979,266.86		$ 3,171.43
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 3,171.43
			Net Fee Due:						$ 0.00
Offering Note
[1]	Rule 457(f) Fee Calculation Details

Represents the estimated maximum number of shares of common stock, par value $0.0001 per share ("Topco Common Stock"), of Beacon Topco, Inc. (the "Registrant") that may be issued to the holders of ordinary shares, par value GBP0.000025 per share (the "Barinthus Ordinary Shares"), of Barinthus Biotherapeutics plc ("Barinthus Bio") represented by American Depositary Shares (the "Barinthus ADSs"), each Barinthus ADS representing one (1) Barinthus Ordinary Share pursuant to a scheme of arrangement, in accordance with that Agreement and Plan of Merger (the "Merger Agreement"), dated September 29, 2025, as amended by that certain Amendment to the Agreement and Plan of Merger, dated as of February 22, 2026, entered into by and among the Registrant, Barinthus Bio, Clywedog Therapeutics, Inc. ("Clywedog") and Beacon Merger Sub, Inc. ("Merger Sub"), as described in the proxy statement/prospectus contained in the registration statement on Form S-4 (the "Registration Statement") to which this Exhibit 107 is attached. The number of shares of Topco Common Stock being registered under this line item is an estimate based on 40,848,893 Barinthus Ordinary Shares outstanding as of March 6, 2026. The value per share of securities to be received and maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(f)(1) under the Securities Act of 1933, as amended (the "Securities Act"). The offering price per share of securities to be received and maximum aggregate offering price used to determine the amount of the registration fee are based upon the average of the high and low prices of Barinthus ADSs, as reported on the Nasdaq Capital Market on March 25, 2026 ($0.5625), a date within five (5) business days prior to the filing of the Registration Statement ("Barinthus Value per Share"). The Maximum Aggregate Offering Price is estimated using the product of (i) the Barinthus Value per Share, multiplied by (ii) the estimated maximum number of Barinthus Ordinary Shares to be converted in the merger (40,848,893). Pursuant to Rule 416(a) of the Securities Act, the Registration Statement shall also cover any additional shares of Topco Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Topco Common Stock.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
40,848,893	$ 0.5625	$ 22,977,502.32			$ 22,977,502.32

[2]	Rule 457(f) Fee Calculation Details

Represents the estimated maximum number of shares of Topco Common Stock that may be issued to the holders of shares of common stock, $0.0001 par value per share (the "Clywedog Common Stock"), of Clywedog and Series Seed Preferred Stock, $0.0001 par value per share (the "Clywedog Preferred Stock" and together with the Clywedog Common Stock, the "Clywedog Shares"), of Clywedog upon completion of the proposed merger (the "Merger") of Merger Sub with and into Clywedog, pursuant to the terms of the Merger Agreement, as described in the proxy statement/prospectus contained in the Registration Statement to which this Exhibit 107 is attached. The number of shares of Topco Common Stock being registered under this line item is an estimate based on the high end of 0.000508 of the exchange ratio range of 0.000305 to 0.000508 shares of Topco Common Stock for each Clywedog Share (the "Merger Exchange Ratio") upon completion of the proposed merger (the "Merger") of Merger Sub with and into Clywedog, pursuant to the terms of the Merger Agreement, as described in the proxy statement/prospectus contained in the Registration Statement to which this Exhibit 107 is attached. The offering price per share and aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to 457(f)(2) under the Securities Act. The value per share of securities to be received and maximum aggregate offering price used to determine the amount of the registration fee are based upon an amount equal to one-third of the par value of the Clywedog Shares to be exchanged for shares of Topco Common Stock in the Merger, multiplied by the Merger Exchange Ratio. Clywedog is a private company, no market exists for its securities and Clywedog has an accumulated capital deficit. Pursuant to Rule 416(a) of the Securities Act, the Registration Statement shall also cover any additional shares of Topco Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Topco Common Stock.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
8,822,684	$ 0.0002	$ 1,764.54			$ 1,764.54

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		S-4	333-291359	11/07/2025		$ 3,171.43
Fee Offset Sources		BEACON TOPCO, INC.	S-4	333-291359		11/07/2025						$ 3,171.43
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	This amount partially reflects the $6,512.41 fees previously paid in connection with the initial filing of this registration statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date